As filed with the Securities and Exchange Commission on February 3, 2011
No. 333-146397

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

InSight Health Services Corp.*
(Exact name of registrant as specified in its charter)

Delaware	8071	33-0702770
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

26250 Enterprise Court
Suite 100
Lake Forest, California 92630
(949) 282-6000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael C. Jones
Senior Vice President, General Counsel and Secretary
26250 Enterprise Court
Suite 100
Lake Forest, California 92630
(949) 282-6000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:
H. Kurt von Moltke, P.C.
Kirkland & Ellis LLP
300 North LaSalle Street
Chicago, IL 60654
(312) 862-7000

*	The Co-Registrants listed on the next page are also included in this Form S-4 Registration Statement as additional Registrants.
Approximate date of commencement of proposed sale of the securities to the public: This post-effective amendment deregisters those securities that remain unsold hereunder as the effective date hereof.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer): ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer): ☐

SIGNATURES
SIGNATURES
SIGNATURES

Table of Additional Registrants
     Set forth below is certain information regarding each of the additional registrants. For each such registrant, its primary standard industrial classification code number is 8071, its principal executive office is c/o InSight Health Services Holdings Corp., 26250 Enterprise Court, Suite 100, Lake Forest, CA 92630 and its telephone number is (949) 282-6000. The name, address, including zip code of the agent for service for each of the additional registrants is Michael C. Jones, Senior Vice President, General Counsel and Secretary of InSight Health Services Holdings Corp., 26250 Enterprise Court, Suite 100, Lake Forest, CA 92630, at telephone number (949) 282-6000.

I.R.S. Employer
Exact Name of Additional Registrants	Jurisdiction of Formation	Identification No.
InSight Health Services Holdings Corp.	Delaware	04-3570028
Insight Health Corp.	Delaware	52-1278857
Orange County Regional PET Center-Irvine, LLC	California	91-2070190
Parkway Imaging Center, LLC	Nevada	33-0872858
Comprehensive Medical Imaging, Inc.	Delaware	95-4662473
Comprehensive Medical Imaging Centers, Inc.	Delaware	95-4665946
Signal Medical Services, Inc.	Delaware	33-0802413
Maxum Health Services Corp.	Delaware	75-2135857
Open MRI, Inc.	Delaware	94-3251529

DEREGISTRATION OF UNSOLD SECURITIES
     Pursuant to the undertaking of the registrants contained in the Registration Statement on Form S-4 (SEC File No: 333-146397) (as amended, the “Registration Statement”), the registrants are filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister any and all remaining unsold securities covered by the Registration Statement.
     On January 28, 2011, the United States Bankruptcy Court for the Southern District of New York entered an order confirming the Prepackaged Joint Chapter 11 Plan of Reorganization of Insight Health Services Holdings Corp. and its affiliated debtors (the “Plan”). As contemplated by the Plan, the securities registered under this Registration Statement will be cancelled on the effective date of the Plan.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Lake Forest, State of California, on February 3, 2011.

INSIGHT HEALTH SERVICES CORP. INSIGHT HEALTH SERVICES HOLDINGS CORP.
By:	/s/ Louis E. Hallman, III
	Name:	Louis E. Hallman, III
	Title:	President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Name and Title	Date

/s/ Louis E. Hallman, III	President and Chief Executive Officer and Director	February 3, 2011

Louis E. Hallman, III	(Principal Executive Officer)

/s/ Keith S. Kelson	Executive Vice President and Chief Financial Officer (Principal Financial and	February 3, 2011

Keith S. Kelson	Accounting Officer)

/s/ Wayne B. Lowell	Chairman of the Board and	February 3, 2011

Wayne B. Lowell	Director

/s/ Richard Nevins	Director	February 3, 2011

Richard Nevins

/s/ James A. Ovenden	Director	February 3, 2011

James A. Ovenden

/s/ Keith E. Rechner	Director	February 3, 2011

Keith E. Rechner

/s/ Steven G. Segal	Director	February 3, 2011

Steven G. Segal

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Lake Forest, State of California, on February 3, 2011.

INSIGHT HEALTH CORP. SIGNAL MEDICAL SERVICES, INC. OPEN MRI, INC. MAXUM HEALTH SERVICES CORP. COMPREHENSIVE MEDICAL IMAGING, INC. COMPREHENSIVE MEDICAL IMAGING CENTERS, INC.
By:	/s/ Louis E. Hallman, III
	Name:	Louis E. Hallman, III
	Title:	President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Name and Title	Date

/s/ Louis E. Hallman, III	President and Chief Executive Officer and Director	February 3, 2011

Louis E. Hallman, III	(Principal Executive Officer)

/s/ Keith S. Kelson	Executive Vice President and Chief Financial Officer (Principal Financial and	February 3, 2011

Keith S. Kelson	Accounting Officer)

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Lake Forest, State of California, on February 3, 2011.

ORANGE COUNTY REGIONAL PET CENTER-IRVINE, LLC PARKWAY IMAGING CENTER, LLC
By:	InSight Health Corp., its sole member

By:	/s/ Louis E. Hallman, III
	Name:	Louis E. Hallman, III
	Title:	President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Name and Title	Date

/s/ Louis E. Hallman, III	President and Chief Executive Officer and Director of InSight Health Corp.	February 3, 2011

Louis E. Hallman, III	(Principal Executive Officer)

/s/ Keith S. Kelson	Executive Vice President and Chief Financial Officer of Insight Health Corp. (Principal Financial and	February 3, 2011

Keith S. Kelson	Accounting Officer)